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                                                                    Exhibit 23.4

                     Legg Mason Wood Walker, Incorporated
                         100 Light Street, 34th Floor
                           Baltimore, Maryland 21202

        We acknowledge that our tax valuation report dated the date hereof will be included as an attachment or annex to the prospectus that forms a part of the registration statement on Form S-1 of eSylvan, Inc. (SEC File No. 333-42530), including any amendments thereto (the "Form S-1"), and referred to in the sections entitled, "Risk Factors," "The Offering--Certain Income Tax Consequences" and "Experts" contained in the prospectus that forms a part of the Form S-1. We consent to the reference to our firm under the caption "Experts" in the prospectus that forms a part of the Form S-1 and to the inclusion of the tax valuation report dated the date hereof as an attachment or annex to the prospectus that forms a part of the Form S-1.

                                            LEGG MASON WOOD WALKER, INCORPORATED

                                        /s/ LEGG MASON WOOD WALKER, INCORPORATED

Baltimore, Maryland
December 14, 2000